Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 333-63120, 333-72814, 333-102047 and 333-132764 on Form S-8 and Nos. 333-63142 and 333-72914 on Form S-3 of our reports dated November 3, 2008, except for Note 24, as to which the date is November 25, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Rockwell Collins, Inc. and subsidiaries (“the Company”) (which report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s change as of the beginning of the fiscal 2007 in its measurement date for its defined benefit plans, and as of September 28, 2007 in its method of accounting for the funded status of its defined benefit plans) and the effectiveness of internal control over financial reporting, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended October 3, 2008.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
November 25, 2008